Morgan Stanley Real Estate Fund
                          Item 77(O) 10F-3 Transactions
                        June 1, 2004 - November 30, 2004



Securi  Purch   Size   Offer   Total   Amount    % of    % of
  ty     ase/    of     ing   Amount     of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price    of     Shares     ng    Total     s       sed
  sed    Date    ng     of   Offering  Purcha   Purcha  Assets           From
                       Share             sed      sed
                         s               By       By
                                        Fund     Fund
Sunsto  10/20    -     $17.0 $358,700  19,700    0.09%  0.15%   Merril  Merril
  ne     /04             0     ,000                               l        l
 Hotel                                                          Lynch    Lynch
Invest                                                          & Co.,
  ors                                                           Citigr
 Inc.                                                            oup,
                                                                Deutsc
                                                                  he
                                                                 Bank
                                                                Securi
                                                                ties,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                 A.G.
                                                                Edward
                                                                  s,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Calyon
                                                                Securi
                                                                 ties
                                                                (USA)
                                                                 Inc.